Exhibit 10.3

FOX PAINE & COMPANY, LLC

3500 Alameda de las Pulgas, Suite 150

Menlo Park, California 94025

November 7, 2016

GLOBAL INDEMNITY PLC

25/28 North Wall Quay

Dublin 1, Ireland

Ladies and Gentlemen:

We refer to that certain Amended and Restated Management Agreement, dated as of October 31, 2013 (the “Management Agreement”) by and between Global Indemnity (Cayman) Limited (“GBLI Cayman”) and Fox Paine & Company, LLC, a Delaware limited liability company (“Fox Paine”). Capitalized terms used but not otherwise defined in this letter shall have the respective meanings ascribed to such terms in the Management Agreement. Global Indemnity plc, a company organized in Ireland (the “Company”) has provided notice to Fox Paine that it intends to enter into a series of transactions to change its holding company from an entity incorporated in Ireland to an entity incorporated in the Cayman Islands, Global Indemnity Limited (“New GBLI Parent”), pursuant to a scheme of arrangement under Irish law (the “Redomestication”).

Fox Paine, the Company, New GBLI Parent and GBLI Cayman hereby acknowledge and agree that: (i) Fox Paine will be owed a fee in connection with the Redomestication for the provision of Advisory Services to the Company, and (ii) Fox Paine may be entitled to a fee if the Redomestication constitutes a Change of Control (together, the “Payments”). Fox Paine hereby waives any right to such Payments in connection with the Redomestication and confirms and acknowledges that no Payments will be owed or made to Fox Paine pursuant to the Management Agreement in connection with the Redomestication.

Effective upon the later to occur of (a) the registration of the Scheme Sanction Order in the Companies Registration Office and (b) the date of effectiveness of the Redomestication provided in the Scheme Sanction Order (the later to occur of (a) and (b), the “Closing”), (i) GBLI Cayman hereby assigns to New GBLI Parent, and New GBLI Parent hereby assumes and accepts, the Management Agreement and all rights and obligations of GBLI Cayman thereunder and (ii) Fox Paine consents to such assignment and assumption. For the avoidance of doubt, the assignment and assumption of the Management Agreement pursuant to this letter shall not be effective unless and until the occurrence of the Closing.

The matters covered hereunder shall in no way prejudice the treatment of any future transactions under the Management Agreement, regardless of any apparent similarities between the Redomestication and any such future transactions. Other than with respect to the matters covered hereunder, this letter does not otherwise affect the rights of Fox Paine or any other party under the Management Agreement and all rights of the parties under the Management Agreement shall continue in full force and effect.

FOX PAINE & COMPANY, LLC

By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Chief Executive

Agreed and Acknowledged:

GLOBAL INDEMNITY PLC

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer

GLOBAL INDEMNITY (CAYMAN) LIMITED

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Director

GLOBAL INDEMNITY LIMITED

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer